UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934




    Date of report (Date of earliest event reported):  October 1, 1998




                       LASALLE PARTNERS INCORPORATED
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)




      Maryland                      1-13145                  36-4150422
------------------------      ------------------------      ---------------
(State or other juris-        (Commission File Number)      (IRS Employer
diction of incorporation                                    Identification
or organization)                                            No.)




     200 East Randolph Drive, Chicago, IL                     60601
     ------------------------------------                   ----------
    (Address of principal executive office)                 (Zip Code)




     Registrant's telephone number, including area code (312) 782-5800

                              Not Applicable
       -------------------------------------------------------------
       (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On October 1, 1998, LaSalle Partners Incorporated ("LaSalle") acquired all of the common stock of the following real estate service companies formerly owned by Lend Lease Corporation Limited ("Lend Lease"): Compass Management and Leasing, Inc. and its wholly owned subsidiaries, The Yarmouth Group Property Management, Inc., and ERE Yarmouth Retail, Inc. (formerly Compass Retail, Inc.). Completion of the acquisition of Compass Management and Leasing (Australia) Pty Limited, the Lend Lease property and facility management business in Australia, is anticipated to occur shortly, pending satisfaction of certain conditions, including licensing approvals. The acquired companies, collectively referred to as "Compass", provide property management and leasing, facility management and project management services in the United States, United Kingdom, Australia and Brazil and will be combined with LaSalle Partners Management Services, Inc., a wholly owned subsidiary of LaSalle. The combined business, which is headquartered in Chicago, Illinois, employs approximately 2,000 corporate employees.

LaSalle paid $167 million in cash for the acquired companies and will pay an additional $13 million for the Australian operations. The total purchase price of $180 million, before transaction costs of $4.1 million, is being funded via a new $175 million credit facility priced at LIBOR plus
87.5 basis points and borrowings on LaSalle's existing revolving credit facility. The new facility, which is placed with a syndicate of seven banks which are First National Bank of Chicago, Harris Trust Savings Bank, LaSalle National Bank, Bank of America National Trust and Savings Association, The Chase Manhattan Bank, Star Bank, N.A., and The Northern Trust Company, has an initial term of one year with two six month extensions. The purchase and sale agreement ("Agreement") also contains provisions for earn-out payments of up to $77.5 million to be made over the next five years. Potential amounts to be paid related to the earn-out are based on the level of new property management, facility management and leasing business provided by Lend Lease and its affiliates under a long-term strategic alliance created as part of the Agreement.

The acquisition was accounted for as a purchase and, accordingly, operating results for the Compass business will be included in LaSalle's results subsequent to the date of acquisition. The excess purchase price over the fair value of the identifiable assets and liabilities acquired was $176.6 million, including transaction costs, of which $35.3 million was allocated to management contracts that are being amortized on a straight-line basis over eight years and $141.3 million was allocated to goodwill which is being amortized on a straight-line basis over 40 years based on LaSalle's estimate of useful lives. LaSalle anticipates that it will incur total integration and transition costs of approximately $10.3 million on an after-tax basis which will be charged to operations primarily in 1998 and the first half of 1999. LaSalle Partners Management Services, Inc. and Compass have duplicative regional infrastructures through which cost synergies may be achieved. The cost synergies, the extent of which will be dependent upon the successful integration of the businesses, are not included in the pro forma financial statements included elsewhere herein.

Included elsewhere within this document are the pro forma Statements of Earnings for the periods ended June 30, 1998 and December 31, 1997 for LaSalle and Compass giving effect to the Compass transaction as if the closing occurred on January 1, 1997 and the pro forma Balance Sheet as of June 30, 1998 for LaSalle and Compass giving effect to the Compass transaction as if the closing occurred on June 30, 1998. Also included elsewhere in this document is the LaSalle Pro Forma Statement of Earnings for the year ended December 31, 1997 which gives effect to the previous acquisition of The Galbreath Company ("Galbreath") on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, the additional provision (benefit) for income taxes as though LaSalle and Galbreath were taxable entities as of January 1, 1997, at an effective tax rate of 38.5%, estimated incremental general and administrative costs associated with operations as a public company, and the repayment of LaSalle's long-term debt out of the proceeds of the initial public offering, as if the offering had occurred on January 1, 1997 (referred to herein as "LaSalle 1997 Pro Forma Events").

After giving effect to the Compass acquisition, LaSalle will have approximately 400 million square feet of property under management, making it the largest real estate management services company in the United States based on total square feet under management, according to Commercial Property News August 1998 "Top Property Managers Survey". A copy of the press release announcing the closing of this transaction is filed as
Exhibit 99 to this Current Report on Form 8-K.


ITEM 5.  OTHER MATTERS

The following unaudited pro forma consolidated and combined statement of earnings for LaSalle for the year ended December 31, 1997 gives effect to the LaSalle 1997 Pro Forma Events.

The unaudited pro forma adjustments are based upon available information and certain assumptions that LaSalle's management believes are reasonable. The unaudited pro forma consolidated and combined financial statement is not necessarily indicative of what the actual results of operations would have been for the year ended December 31, 1997 had the aforementioned events been completed as of the date indicated nor does it purport to represent the future financial position or results of operations of LaSalle.

                       LaSalle Partners Incorporated
    Unaudited Pro Forma Consolidated and Combined Statement of Earnings
                  ($ in thousands, except per share data)

                               Year Ended December 31, 1997
                  ------------------------------------------------------
                                              Incorporation
                                  Acquisition and Offering
                     Historical   Adjustments  Adjustments    Pro Forma
                     LaSalle (1)      (2)          (3)         LaSalle
                     -----------  ----------- ------------   -----------
Revenue:
 Fee-based
  services . . . . . .$   219,911       7,851        --          227,762
 Equity in earn-
  ings from
  unconsolidated
  ventures . . . . . .     3,238           73        --            3,311
 Other income. . . . .     1,624          287        --            1,911
                     -----------  -----------  -----------   -----------
   Total revenue . . .   224,773        8,211        --          232,984

Operating expenses:
 Compensation and
  benefits . . . . . .   122,126        5,084        --          127,210
 Operating, adminis-
  trative and other. .    58,440        2,364          563        61,367
 Depreciation and
  amortization . . . .     9,093          663        --            9,756
                     -----------  -----------  -----------   -----------
   Total operating
    expenses . . . . .   189,659        8,111          563       198,333
                     -----------  -----------  -----------   -----------
   Operating income
    (loss) . . . . . .    35,114          100         (563)       34,651

Interest expense . . .     3,995        --          (2,995)        1,000
                     -----------  -----------  -----------   -----------
   Earnings before
    provision for
    income taxes . . .    31,119          100        2,432        33,651

                               Year Ended December 31, 1997
                  ------------------------------------------------------
                                              Incorporation
                                 Acquisition  and Offering
                     Historical   Adjustments  Adjustments    Pro Forma
                     LaSalle (1)      (2)          (3)         LaSalle
                     -----------  ----------- ------------   -----------

Net provision for
 income taxes. . . . .     5,279        --           7,677        12,956
                     -----------  -----------  -----------   -----------
   Net earnings
    (loss) . . . . . .$    25,840         100       (5,245)       20,695
                     ===========  ===========  ===========   ===========

Basic earnings            (4)
 per share . . . . . .$      1.50                            $      1.28
                     ===========                             ===========

Weighted average
 shares out-                                                      (5)
 standing. . . . . . .16,200,000                              16,200,000
                     ===========                             ===========

Diluted earnings           (4)
 per share . . . . . .$      1.49                            $      1.27
                     ===========                             ===========

Diluted weighted
 average shares                                                   (5)
 outstanding . . . . .16,329,613                              16,329,613
                     ===========                             ===========

(1) The "historical" column represents the audited consolidated and combined statement of earnings of LaSalle for the year ended December 31, 1997.

(2) These adjustments give effect to the acquisition of Galbreath with LaSalle on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, as if such acquisition had occurred on January 1, 1997.


(3) These adjustments give effect to the additional provision (benefit) for income taxes as though LaSalle and Galbreath were taxable entities as of January 1, 1997, at an effective tax rate of 38.5%, estimated incremental general and administrative costs associated with operations as a public company, and the repayment of LaSalle's long-term debt out of the proceeds of the initial public offering as if the offering had occurred on January 1, 1997.

(4) Basic and diluted earnings per common share are calculated based on net earnings for the period from LaSalle's conversion from partnership to corporate form on July 22, 1997 through December 31, 1997.

(5) Includes the 16,200,000 shares of common stock outstanding upon completion of LaSalle's initial public offering. The diluted weighted average shares outstanding include the effect of options issued under LaSalle's employee stock ownership programs.


SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

Certain statements in this filing and elsewhere (such as in reports, other filings with the Securities and Exchange Commission, press releases, presentations, and communications by LaSalle or its management and written and oral statements) may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, achievements, plans and objectives of LaSalle to be materially different from any future results, performance, achievements, plans and objectives expressed or implied by such forward-looking statements. Such factors are discussed in LaSalle's Registration Statement (No. 333-25741), under "Risk Factors" and elsewhere in LaSalle's Annual Report on Form 10-K for the year ended December 31, 1997, in Item 1. "Business", Item 7. "Management's discussion and Analysis of Financial Condition and Results of Operations" and elsewhere, and in other reports filed by LaSalle with the Securities and Exchange Commission. These factors include, among other things, the following: (i) the impact of general economic conditions and the real estate economic climate on LaSalle's business and results of operations;
(ii) the risk that property management and investment management agreements will be terminated prior to expiration or not renewed; (iii) the dependence of LaSalle's revenue from property management and leasing services on the performance of the properties managed by LaSalle; (iv) the risks inherent in pursuing a selective acquisition strategy; (v) the concentration of LaSalle's business in properties in central business districts; (vi) the risks associated with the co-investment activities of LaSalle; (vii) the seasonal nature of LaSalle's revenue, operating income and net earnings; and (viii) the competition faced by LaSalle in a variety of business disciplines within the commercial real estate industry. LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements to reflect any changes in events or circumstances or in LaSalle's expectations or results.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Financial Statements of Businesses Acquired:

      Lend Lease acquired Compass Management and Leasing and its subsidiaries ("CML"), and ERE Yarmouth Retail, Inc. ("Retail"), formerly Compass Retail, Inc., on June 10, 1997 and acquired The Yarmouth Group Property Management, Inc. ("Yarmouth") in 1993. Compass Management and Leasing (Australia) Pty Limited was recently formed through a legal carve-out of certain assets and liabilities of the Lend Lease property management business in Australia. Accordingly, the businesses acquired by LaSalle were under common control of Lend Lease from June 11, 1997 through the closing of LaSalle's acquisition.

      Compass Group
      -------------

      Represents combined financial statements for the Compass in businesses acquired by LaSalle since June 11, 1997, the date these entities were under common control by Lend Lease.

      1.    Report of Independent Auditors
      2. Combined Balance Sheets as of June 30, 1998 (unaudited) and December 31, 1997
      3.    Combined Statements of Operations for the Six Months Ended
June 30, 1998 (unaudited) and for the Period June 11, 1997 through December 31, 1997.
      4. Combined Statements of Stockholders' Equity for the Six Months Ended June 30, 1998 (unaudited) and for the Period June 11, 1997 through December 31, 1997.
      5.    Combined Statements of Cash Flows for the Six Months Ended
June 30, 1998 (unaudited) and for the Period June 11, 1997 through
December 31, 1997.
      6.    Notes to Combined Financial Statements.

                       INDEPENDENT AUDITORS' REPORT


The Stockholders
The Compass Group:


We have audited the accompanying combined balance sheet of the Compass Group (the "Company") as of December 31, 1997, and the related combined statements of operations, stockholders' equity, and cash flows for the period June 11, 1997 to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Compass Group as of December 31, 1997 and the results of their operations and their cash flows for the period June 11, 1997 to December 31, 1997 in conformity with generally accepted accounting principles.




                                    /s/   KPMG Peat Marwick LLP



Atlanta, Georgia
September 21, 1998, except
      for note 12, which is as of
      October 1, 1998

                               COMPASS GROUP
                          Combined Balance Sheets

              June 30, 1998 (unaudited) and December 31, 1997




                                               June 30,
                                                 1998        December 31,
                                             (unaudited)         1997
                                             -----------     -----------

          ASSETS

Cash and cash equivalents, including
  restricted cash of $179,898 and $129,686
  at June 30, 1998 and December 31, 1997,
  respectively . . . . . . . . . . . . .     $   816,412       2,990,367

Account receivables, net of allowance
  of $943,423 and $526,776 at June 30,
  1998 and December 31, 1997,
  respectively . . . . . . . . . . . . .      20,461,274      24,758,475
Due from affiliates. . . . . . . . . . .         797,865           --
Prepaid expenses . . . . . . . . . . . .         773,594         276,191
                                             -----------     -----------

          Total current assets . . . . .      22,849,145      28,025,033

Property and equipment, at cost,
  less accumulated depreciation of
  $2,611,651 and $1,785,970 at
  June 30, 1998 and December 31,
  1997, respectively . . . . . . . . . .       3,534,344       3,932,468
Intangibles resulting from business
  acquisitions, net of accumulated
  amortization of $21,178,539 and
  $13,911,635 at June 30, 1998 and
  December 31, 1997, respectively. . . .     126,347,832     136,805,787
Investments in unconsolidated
  subsidiaries . . . . . . . . . . . . .         373,619         503,302
Deferred income taxes. . . . . . . . . .       4,316,324       2,744,096
Other assets, net of amortization. . . .       3,658,755       3,889,775
                                            ------------     -----------

                                            $161,080,019     175,900,461
                                            ============     ===========

                               COMPASS GROUP
                    Combined Balance Sheets - Continued



                                               June 30,
                                                 1998        December 31,
                                             (unaudited)         1997
                                             -----------     -----------

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued
    liabilities. . . . . . . . . . . . .    $  7,094,837      10,598,480
  Due to parent. . . . . . . . . . . . .       4,737,178       2,387,912
  Income taxes payable . . . . . . . . .           --          1,563,505
  Other liabilities. . . . . . . . . . .       3,898,350       5,606,824
  Accrued variable compensation. . . . .       3,923,699       9,450,463
  Notes payable. . . . . . . . . . . . .     102,000,000     102,000,000
                                            ------------     -----------

          Total current liabilities. . .     121,654,064     131,607,184

Commitments and contingencies
                                            ------------     -----------
          Total liabilities. . . . . . .     121,654,064     131,607,184
                                            ------------     -----------

Stockholders' equity:
  Common stock - $1 par,
    3,100 shares authorized,
    issued, and outstanding;
    $1.60 par, 100 shares
    authorized, 2 shares
    issued and outstanding . . . . . . .           3,103           3,103
  Additional paid-in capital . . . . . .      46,807,811      46,807,811
  Retained earnings (deficit). . . . . .      (7,384,959)     (2,517,637)
                                            ------------     -----------

          Total stockholders' equity . .      39,425,955      44,293,277
                                            ------------     -----------

                                            $161,080,019     175,900,461
                                            ============     ===========























         See accompanying notes to combined financial statements.

                               COMPASS GROUP

                     Combined Statements of Operations

        For the Six Months ended June 30, 1998 (unaudited) and the
                 Period June 11, 1997 to December 31, 1997



                                               Six months
                                                 ended        June 11,
                                                June 30,      1997 to
                                                 1998       December 31,
                                              (unaudited)      1997
                                             -----------    ------------

Revenue
  Fee-based services . . . . . . . . . .    $ 40,052,370      48,587,947
  Other income . . . . . . . . . . . . .         523,152         768,714
                                            ------------     -----------
          Total revenue. . . . . . . . .      40,575,522      49,356,661

Operating expenses
  Compensation and benefits. . . . . . .      23,265,022      26,466,277
  Operating, administrative, and other .      12,310,892      11,547,854
  Depreciation and amortization. . . . .       8,286,783       9,181,739
                                            ------------     -----------
          Total operating expenses . . .      43,862,697      47,195,870
                                            ------------     -----------
          Operating income (loss). . . .      (3,287,175)      2,160,791
Interest expense . . . . . . . . . . . .       3,825,000       3,825,000
                                            ------------     -----------
          Earnings (loss) before provision
            for income taxes . . . . . .      (7,112,175)     (1,664,209)

Net provision (benefit) for income taxes      (2,373,332)         54,455
                                            ------------     -----------

          Net loss . . . . . . . . . . .    $ (4,738,843)     (1,718,664)
                                            ============     ===========




























         See accompanying notes to combined financial statements.

                               COMPASS GROUP

                Combined Statements of Stockholders' Equity

        For the Six Months ended June 30, 1998 (unaudited) and the
                 Period June 11, 1997 to December 31, 1997



                                       Additional    Retained
                             Common     paid-in      earnings
                             Stock      capital     (deficit)    Total
                          ----------  -----------  ----------  ----------

Balance,
  June 11, 1997. . . . . . $   4,103   45,307,811    (798,973) 44,512,941

Acquisition of
  previously uncon-
  solidated associate. . .    (1,000)       --          --         (1,000)

Net loss . . . . . . . . .     --           --     (1,718,664) (1,718,664)

Capital contribution . . .     --       1,500,000       --      1,500,000
                           ---------   ----------  ---------- -----------

Balance,
  December 31, 1997. . . .     3,103   46,807,811  (2,517,637) 44,293,277

Net loss . . . . . . . . .     --           --     (4,738,843) (4,738,843)

Capital distribution . . .     --           --       (128,479)   (128,479)
                           ---------   ----------  ---------- -----------

Balance,
  June 30, 1998. . . . . . $   3,103   46,807,811  (7,384,959) 39,425,955
                           =========   ==========  ========== ===========































         See accompanying notes to combined financial statements.

                               COMPASS GROUP

                     Combined Statements of Cash Flows

        For the Six Months ended June 30, 1998 (unaudited) and the
                 Period June 11, 1997 to December 31, 1997




                                              Six months
                                                ended          June 11,
                                               June 30,        1997 to
                                                1998         December 31,
                                             (unaudited)        1997
                                            -----------      ------------

Cash flows from operating activities:
  Net loss . . . . . . . . . . . . . . . .  $(4,738,843)       (1,718,664)
  Reconciliation of net loss to net cash
    provided by (used in) operating
    activities:
      Depreciation and amortization. . . .    8,286,783         9,181,739
  Changes in:
    Restricted cash. . . . . . . . . . . .      (50,212)          (84,095)
    Receivables. . . . . . . . . . . . . .    3,499,336        (3,063,915)
    Prepaid expenses, other assets,
      and investment in subsidiaries . . .   (2,504,150)       (2,170,477)
    Accounts payable, accrued liabilities,
      and other liabilities. . . . . . . .   (8,027,693)        1,221,287
                                            -----------       -----------
          Net cash (used in) provided by
            operating activities . . . . .   (3,534,779)        3,365,875
                                            -----------       -----------
Cash flows provided by (used in)
 investing activities:
  Net capital additions -
    property and equipment . . . . . . . .     (427,557)         (347,080)
  Capital contributions (distributions). .     (128,479)        1,500,000
  Acquisition of previously
    unconsolidated associate . . . . . . .        --               (1,000)
                                            -----------       -----------
          Net cash (used in) provided by
            investing activities . . . . .     (556,036)        1,151,920
                                            -----------       -----------
Cash flows provided by (used in)
  financing activities - advances
  from (to) parent . . . . . . . . . . . .    1,866,648        (7,041,084)
                                            -----------       -----------
          Net increase (decrease) in
            cash and cash equivalents. . .   (2,224,167)       (2,523,289)

Beginning cash and cash equivalents. . . .    2,860,681         5,383,970
                                            -----------       -----------

Ending cash and cash equivalents . . . . .  $   636,514         2,860,681
                                            ===========       ===========

Supplemental disclosures of cash flow
 information:
    Cash paid for interest . . . . . . . .  $ 7,512,500             --
                                            ===========       ===========

    Cash paid for income taxes . . . . . .  $    31,100         8,961,162
                                            ===========       ===========

                               COMPASS GROUP

                                              Six months
                                                ended          June 11,
                                               June 30,        1997 to
                                                1998         December 31,
                                             (unaudited)        1997
                                            -----------      ------------

Effects of purchase accounting
 related to acquisition:
  Increase (decrease) in:
    Intangibles. . . . . . . . . . . . . .                   $136,118,806
    Other assets . . . . . . . . . . . . .                      1,972,648
                                                             ------------

                                                              138,091,454
                                                             ------------

    Taxes payable. . . . . . . . . . . . .                     11,672,000
    Notes payable. . . . . . . . . . . . .                    102,000,000
    Other liabilities. . . . . . . . . . .                     (2,027,735)
                                                              -----------
                                                              111,644,265
                                                              -----------

Net effect of purchase accounting
  related to acquisition . . . . . . . . .                   $ 26,447,189
                                                             ============

































         See accompanying notes to combined financial statements.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


(1)   ORGANIZATION

      The accompanying combined financial statements of the Compass Group, which consists of Compass Management & Leasing, Inc.; ERE Yarmouth Retail, Inc. (formerly Compass Retail, Inc.); CJVS Inc.; Compass Management & Leasing (UK) Ltd.; Compass Cayman; Compass Colorado, Inc.; The Yarmouth Group Property Management, Inc. ("YGPM"); and Compass Management and Leasing (Australia) Pty Limited ("Compass Australia") - (collectively referred to herein as the "Company" or the "Compass Group"), present the combined financial position of the Company as of December 31, 1997 and June 30, 1998 (unaudited) and the results of operations and cash flows for the period June 11, 1997 to December 31, 1997 and for the six-month period ended June 30, 1998 (unaudited). The accompanying combined financial statements were prepared in anticipation of the purchase of the Company by LaSalle Partners Incorporated ("LaSalle") - (note 12).

      The office and industrial property and facilities management business of Lend Lease Property Management (Australia) Pty Limited is to be transferred to Compass Australia, which was incorporated in Australia in August 1998. Since July 1, 1997 the commercial and industrial business had been conducted as part of the Compass Australia division of Lend Lease Property Management (Australia) Pty Limited.

      YGPM, which was part of Yarmouth Holdings Limited, was acquired by Lend Lease (U.S.) Inc. ("LLUS"), a wholly owned subsidiary of Lend Lease Corporation Limited ("LLCL") in October 1993. This company has engaged in the property management, leasing, and redevelopment/refurbishment of retail shopping centers.

      The remaining Compass Group entities were acquired by LLUS on June 10, 1997 from The Equitable Life Assurance Society ("Equitable"). The financial statements of all the Compass Group are combined starting June 11, 1997.

      The Company's principal business is providing property management, facility management, and leasing services.

(2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      (a)   Principles of Combination

            Due to common control and management, the accompanying combined financial statements reflect the combination of the financial statements of each company mentioned in note (1). All material intercompany balances and transactions have been eliminated in the combination.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


      (b)   Concentration of Credit Risk

            The Company's customers are not concentrated in any specific geographic region, but are concentrated in office/industrial and retail property management for which revenue was approximately 80% and 20%, respectively, of the Company's fee-based service revenue for the period June 11, 1997 to December 31, 1997. Two customers accounted for approximately 38% of the Company's fee-based service revenue for the period June 11, 1997 to December 31, 1997. An affiliate of the Company provides investment advisory services, including but not limited to recommending property managers, to a significant percentage of the Company's customers. The Company provides reserves on accounts receivables based upon the factors surrounding the credit risk of certain customers, historical trends or other pertinent information.

      (c)   Use of Estimates

            The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and, contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      (d)   Cash Flows

            For purposes of the combined statements of cash flows, the Company considers highly liquid securities with a maturity of three months or less to be cash equivalents.

      (e)   Impairment of Long-Lived Assets

            The Company accounts for its long-lived assets under the provisions of Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of (SFAS No. 121). This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying value of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. Adoption of SFAS No. 121 did not have a material impact on the Company's financial position, results of operations, or liquidity.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


      (f)   Intangibles Resulting From Business Acquisitions

            Intangibles resulting from business acquisitions are amortized on a straight-line basis over the estimated lives of the related assets, which is eight years for management contracts and 20 years for excess purchase price over net assets acquired.

            Intangibles resulting from business acquisitions consist of the following at December 31, 1997:

                  Management contracts                $ 97,132,087
                  Excess purchase price over
                    net assets acquired                 53,585,335
                  Accumulated amortization             (13,911,635)
                                                      ------------
                                                      $136,805,787
                                                      ============

      (g)   Fair Value of Financial Instruments

            The Company's financial instruments include cash and cash equivalents, receivables, accounts payable, and notes payable. The estimated fair value of cash and cash equivalents, receivables, payables, and notes payable approximates their carrying amounts due to the short maturity of these instruments.

      (h)   Foreign Currency Translation

            The financial statements of entities outside the United States are generally measured using the local currency as the functional currency.

The assets and liabilities of these subsidiaries are translated at the rates of exchange at the balance sheet date. Income and expense are translated at average monthly rates of exchange. The resultant translation adjustments are immaterial. Gains and losses from foreign currency transactions are included in net earnings.

      (i)   Revenue Recognition

            Management fees are recognized in the period in which the services are performed. Transaction commissions are recorded as income at the time the related services are provided unless significant future contingencies exist. Construction and development management fees are generally recognized as billed, which approximates the percentage of completion method of accounting. Incentive fees are recorded in accordance with specific terms of each compensation agreement and are typically tied to performance that is measured at year-end, the disposition of an asset, or at the conclusion of a given project.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


      (j)   Depreciation

            Depreciation and amortization are calculated for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets. Furniture and equipment are depreciated over five to ten years. Computer equipment is depreciated from three to five years. Leasehold improvements are amortized over the lease periods ranging from one to ten years.

      (k)   Income Taxes

            The Company's U.S. operations are reported in a combined federal income tax return filed by LLUS. The Company computes its federal income tax provision pursuant to a tax-sharing agreement with LLUS. The tax-sharing agreement requires the Company's provision to be computed essentially on a separate return basis. State and local income taxes are provided on a separate company basis.

            Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are calculated using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      (l)   Interim Information

            The combined financial statements as of June 30, 1998 and for the six months then ended are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for this interim period have been included. The results for the interim period ended June 30, 1998 are not necessarily indicative of the results that would be obtained for the full fiscal year.

      (m)   Postretirement Benefits

            The Company accrues the cost of postretirement benefits as such benefits are earned by eligible employees (note 6).

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


(3)   PROPERTY, PLANT, AND EQUIPMENT

      Property, plant, and equipment at December 31, 1997 is summarized as follows:

            Furniture and equipment             $  1,954,272
            Computer equipment                     2,066,087
            Leasehold improvements                 1,698,079
                                                ------------
                                                   5,718,438
            Less accumulated depreciation         (1,785,970)
                                                ------------
                Property, plant, and
                  equipment - net               $  3,932,468
                                                ============

      Depreciation expense for the period June 11, 1997 to December 31, 1997 was $863,904.

(4)   NOTES PAYABLE

      The Company's debt consists of two promissory notes payable to an affiliate. The amounts outstanding on the notes, which totaled
$102,000,000 at December 31, 1997, bear interest at 7.5% per annum payable quarterly. Principal is due within 30 days after demand from the affiliate, or as otherwise agreed upon between the parties.

(5)   INCOME TAXES

      The Company's provision for income taxes aggregated approximately $54,000 for the period June 11, 1997 to December 31, 1997 and consisted of the following:

                          Current         Deferred          Total
                        ----------        --------          -----

      U.S. Federal      $1,397,000        (1,392,000)        5,000
      State and local      491,000          (442,000)       49,000
                        ----------        ----------        ------
                        $1,888,000        (1,834,000)       54,000
                        ==========        ==========        ======

      Income tax expense for the periods differed from the amounts computed by applying the U.S. Federal income tax rate of 35% to earnings before provision for income taxes as a result of the following:

                                                  Period from
                                                June 11, 1997 to
                                                December 31, 1997
                                                -----------------
      Computed "expected" tax expense
        (benefit)                               $(582,000)  (35.0)%
      Increase (reduction) in income
       taxes resulting from:
            State and local income
              taxes, net of Federal
              income tax benefit                   38,000     2.3
            Amortization of goodwill              468,000    28.1
            Other, net                            130,000     7.8
                                                ---------   -----
                                                $  54,000     3.2%
                                                =========   =====

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


      The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                December 31, 1997
                                                -----------------
      Deferred tax assets:
        Management contracts                    $  1,375,000
        Accrued expenses                             855,000
        Property and equipment                       340,000
        Postretirement benefits                      298,000
                                                ------------
                                                   2,868,000
      Deferred tax liabilities - goodwill           (124,000)
                                                ------------
                                                $  2,744,000
                                                ============

      There is no valuation allowance for deferred tax assets as of December 31, 1997. In assessing whether the deferred tax assets are realizable, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversals of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods during which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the benefits of these deductible differences. The amount of the deferred tax asset is considered realizable; however, it could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(6)   EMPLOYEE BENEFIT PLANS

      The Company and its subsidiaries participate in certain qualified and nonqualified benefit plans sponsored by the Company or its subsidiaries covering substantially all employees. These plans include
401(k)/investment plans, a variable compensation plan, a money purchase pension plan, and a postretirement plan.

      (a)   401(k)/Investment Plans

            The 401(k)/investment plans are contributory plans which cover all salaried employees who have reached the age of 21 and have completed from thirty days to one year of service. Generally, employees may elect annually to contribute between 2% and 12% of their compensation. The Company matches contributions up to 2.5% of the employee's compensation, subject to certain limitations. The cost under this plan was $624,906 for the period June 11, 1997 to December 31, 1997.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


      (b)   Variable Compensation Plan

            The Company has a variable compensation plan which provides for current and long-term payments to officers and employees based on stated percentages of the Company's formula earnings as defined in the plan. The cost under this plan was $5,842,473 for the period June 11, 1997 to December 31, 1997.

      (c)   Money Purchase Pension Plan

            The money purchase pension plan is a noncontributory plan that covers all regular, full-time and part-time employees who have reached age 21 and have completed six months of continuous service. The Company contributes 5% of an employee's compensation up to, and 10% of an employee's compensation above the Social Security Wage Base. When employees reach age 45, the Company contributes 10% of an employee's entire pay. Contributions are made quarterly based on an employee's earnings from date of eligibility. The cost under this plan was $1,725,539 for the period June 11, 1997 to December 31, 1997.

      (d)   Postretirement Benefits

            Prior to June 11, 1997, the Company participated in the "Equitable Real Estate Investment Management, Inc. Welfare Benefits Plan" to provide health and life insurance benefits for certain grandfathered employees. ERE's postretirement plan provides for a sharing of costs with retirees on a sliding scale that is based on each participant's years of service at retirement.

            The cost of postretirement benefits for certain retirees and one current employee is recognized in accordance with the provisions of Statement of Financial Accounting Standards No. 106, Employer's Accounting for Postretirement Benefits Other Than Pensions. The Company continues to fund postretirement benefit costs on a pay-as-you-go basis and for 1997 made estimated postretirement benefit payments of $37,000. The accumulated postretirement benefit obligation relating to the Company was $662,000 at December 31, 1997 and the postretirement benefit cost was $10,000 for the period from June 11, 1997 to December 31, 1997.

(7)   TRANSACTIONS WITH AFFILIATES

      During the period presented, the Company operated under a shared services agreement with a former affiliate, Equitable Realty Portfolio Management, Inc. ("ERPM"), under which the Company charged ERPM for utilizing certain of its employees' computer facilities and other operating expenses. For the period June 11, 1997 to December 31, 1997, the Company charged ERPM approximately $1,015,500 for these services. Management believes these charges are reasonable, but are not necessarily indicative of incremental costs incurred to provide these services.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997



      The Company utilizes the due to parent account to pay and receive funds from its parent for items such as costs allocated to the Company by the parent. The payable averaged $5,908,454 for the period June 11, 1997 to December 31, 1997. Amounts due to parent at December 31, 1997 were $2,387,912.

(8)   OPERATING LEASES

      The Company leases certain facilities, vehicles, and equipment under various lease arrangements. Leases for equipment, offices, and vehicles having an initial or remaining noncancelable term in excess of one year as of December 31, 1997 require the following approximate minimum future rental payments:

                        Year              Minimum rental
                        ----              --------------
                        1998                $  3,455,000
                        1999                   2,290,000
                        2000                   2,169,000
                        2001                   1,650,000
                        2002                   1,361,000
                        Thereafter             5,752,000
                                            ------------
                              Total         $ 16,677,000
                                            ============

      Rental expense for the period June 11, 1997 to December 31, 1997 was $2,829,190.

(9)   SEGMENTS

      The Company maintains operations and provides services both within and outside the United States. International revenue aggregated $2,299,382 for the period June 11, 1997 to December 31, 1997. Identifiable assets of international operations at December 31, 1997 aggregated $6,230,909.

                               COMPASS GROUP

                  Notes to Combined Financial Statements

              June 30, 1998 (unaudited) and December 31, 1997


(10)  REVENUE

      The Company derived fee-based revenue from the following categories for the periods stated:


                                     Six months              June 11, 1997
                                    ended June 30,          to December 31,
                                        1998                     1997
                                     (unaudited)               (audited)
                                    --------------          ---------------
      Non-affiliated companies:
            Management fees         $ 15,225,065              16,699,503
            Leasing fees               8,052,344               8,185,513
            Construction management    2,361,438               2,496,842
            Development fees             968,162               4,618,673
            Facilities management      6,690,853               7,301,035
                                    ------------            ------------
            Total non-affiliated
              companies fee-based
              revenue                 33,297,862              39,301,566
                                    ------------            ------------
      Affiliated or formerly
       affiliated companies:
            Management fees            4,071,613               4,761,248
            Leasing fees               2,268,306               4,175,993
            Construction management      449,526                 348,109
            Development fees             (34,937)                  1,031
                                    ------------            ------------
               Total affiliated or
                 formerly affiliated
                 companies fee-based
                 revenue               6,754,508               9,286,381
                                     -----------            ------------

            Total fee-based revenue  $40,052,370              48,587,947
                                     ===========            ============

(11)  COMMITMENTS AND CONTINGENCIES

      The Company is a respondent in a number of legal proceedings. The Company and its subsidiaries may also be subject to other claims and assessments. In the opinion of management, the outcome of the proceedings and other matters referred to above is not likely to have a material adverse effect on the combined financial position, results of operations, or liquidity of the Company.

(12)  SUBSEQUENT EVENT

      On October 1, 1998, LaSalle purchased the Company, excluding Compass Australia, from Lend Lease Corporation Limited. The acquisition of Compass Australia is anticipated to occur in the near future, pending satisfaction of certain conditions including licensing approvals. LaSalle paid $167.0 million in cash for the acquired companies and anticipates paying an additional $13.0 million for Compass Australia. The purchase of the Company also includes provisions for an earnout payment of up to $77.5 million over five years.

      The Compass Companies
      ---------------------

      Represents combined financial statements for CML and Retail for the period January 1, 1997 to June 10, 1997, the date of acquisition by Lend Lease, as audited by KPMG Peat Marwick LLP, and for the years ended December 31, 1996 and 1995 as audited by PricewaterhouseCoopers LLP.

      1.    Reports of Independent Auditors
      2. Combined Statements of Operations for the Period January 1, 1997 through June 10, 1997 and the Years Ended December 31, 1996 and 1995.
      3. Combined Statements of Cash Flows for the Period January 1, 1997 through June 10, 1997 and the Years Ended December 31, 1996 and 1995.
      4.    Notes to Combined Financial Statements

                       INDEPENDENT AUDITOR'S REPORT



To the Shareholders of
The Compass Companies

We have audited the accompanying combined statements of operations and cash flows of the Compass Companies (the "Company") for the period January 1, 1997 to June 10, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of the Compass Companies for the period January 1, 1997 to June 10, 1997 in conformity with generally accepted accounting principles.




                                    /s/   KPMG Peat Marwick LLP



Atlanta, Georgia
September 14, 1998
  except for Note 8 which is
  as of October 1, 1998

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders of
The Compass Companies


In our opinion, the accompanying combined statements of operations and of cash flows of The Compass Companies and subsidiaries (the "Company") for the years ended December 31, 1996 and 1995, present fairly, in all material respects, the Company's results of operations and its cash flows for the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these combined financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.







/s/ PricewaterhouseCoopers LLP
September 4, 1998
Atlanta, Georgia

                           THE COMPASS COMPANIES

                     Combined Statements of Operations



                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 10,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------

Revenue
 Fee-based services
   Non-affiliated companies. .  $22,528,943    44,604,943    35,269,632
   Affiliated companies
     (note 5). . . . . . . . .    6,240,628    18,748,795    22,072,182
 Other income. . . . . . . . .      172,218       196,927       242,824
                                -----------    ----------    ----------

      Total revenue. . . . . .   28,941,789    63,550,665    57,584,638
                                -----------    ----------    ----------

Operating expenses
 Compensation and benefits . .   17,112,623    40,564,187    35,826,957
 Operating, administrative
   and other . . . . . . . . .    8,626,024     9,009,263     7,990,367
 Depreciation and
   amortization. . . . . . . .      771,979     1,476,777     1,232,579
                                -----------    ----------    ----------
      Total operating
        expenses . . . . . . .   26,510,626    51,050,227    45,049,903
                                -----------    ----------    ----------

Income before provision
  for income taxes . . . . . .    2,431,163    12,500,438    12,534,735

      Net provision for
        income taxes
        (note 3) . . . . . . .    1,130,969     5,087,787     5,588,848
                                -----------    ----------    ----------

      Net income . . . . . . .  $ 1,300,194     7,412,651     6,945,887
                                ===========    ==========    ==========






















                The accompanying notes are an integral part
                  of these combined financial statements.

                           THE COMPASS COMPANIES

                     Combined Statements of Cash Flows


                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 10,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------
Cash flows from operating
 activities
  Net income . . . . . . . . .  $ 1,300,194     7,412,651      6,945,887
  Reconciliation of net
   income to net cash
   provided by operating
   activities
    Depreciation and
      amortization . . . . . .      771,979     1,476,777     1,232,579
    Equity in net income
      of partnership . . . . .      (80,050)      (43,135)        --
    Deferred income tax
      provision. . . . . . . .     (941,980)       20,322    (1,049,320)
    (Recovery)/provision for
      doubtful accounts. . . .     (250,958)   (1,103,852)    1,648,423
  Changes in Assets and
   Liabilities
    Receivables. . . . . . . .   (1,351,740)   (2,598,451)   (3,585,732)
    Prepaid expenses and
      other assets . . . . . .    1,411,534    (1,100,533)   (1,586,807)
    Accounts payable and
      accrued liabilities. . .   (1,490,855)     (517,114)    4,733,254
    Accrued variable
      compensation . . . . . .   (3,006,233)    1,360,785     1,945,363
                                -----------    ----------    ----------
        Net cash provided by
         (used in) operating
         activities. . . . . .   (3,638,109)    4,907,450    10,283,647
                                -----------    ----------    ----------
Cash flows from investing
 activities
  Capital additions -
    property and equipment . .   (1,968,010)   (1,531,983)   (1,189,350)
  Investment in partnership. .        --         (202,471)        --
                                -----------    ----------    ----------
        Net cash used in
          investing
          activities . . . . .   (1,968,010)   (1,734,454)   (1,189,350)
                                -----------    ----------    ----------

Cash flows from financing
 activities
  Parent advances. . . . . . .    9,101,133         --            --
  Dividends. . . . . . . . . .        --       (2,800,000)   (8,500,000)
                                -----------    ----------    ----------
        Net cash provided by
          (used in) financing
          activities . . . . .    9,101,133    (2,800,000)   (8,500,000)
                                -----------    ----------    ----------

Net increase in cash and
  cash equivalents . . . . . .    3,495,014       372,996       594,297
Beginning cash and cash
  equivalents. . . . . . . . .    1,934,547     1,561,551       967,254
                                -----------    ----------    ----------
Ending cash and
  cash equivalents . . . . . .  $ 5,429,561     1,934,547     1,561,551
                                ===========    ==========    ==========

                           THE COMPASS COMPANIES

                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 10,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------
Supplemental disclosure
 of cash flow information
  Cash remitted for income
   taxes (including amounts
   remitted through the
   parent)
     Federal . . . . . . . . .  $     --        3,500,000     5,000,000
     State . . . . . . . . . .  $     --        1,334,003     1,308,984
                                ===========    ==========    ==========














































                The accompanying notes are an integral part
                  of these combined financial statements.

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


1.    ORGANIZATION

      The Compass Companies (the "Company") are composed of the combined accounts of Compass Management and Leasing, Inc. ("CML"), ERE Yarmouth Retail, Inc. (formerly Compass Retail, Inc.) and Compass Colorado, Inc. for the periods presented. CML has three wholly-owned subsidiaries, CJVS, Inc., Compass Management and Leasing (UK) Limited and Compass Cayman.
Prior to June 10, 1997, the Company was a wholly owned subsidiary of Equitable Real Estate Investment Management, Inc. ("ERE") which was a wholly-owned subsidiary of Equitable Investment Corporation ("EIC"). EIC is a wholly-owned subsidiary of The Equitable Life Assurance Society of the United States ("ELAS"). On June 10, 1997, ERE was acquired by a subsidiary of Lend Lease Corporation Limited (See Note 8). The Company's primary business is providing property management, facility management and leasing services.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION AND COMBINATION

      Due to the existence of common control, the results of operations of the Company have been presented on a combined basis. The combined financial statements include the accounts of the Company and its majority-owned-and-controlled subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation and combination.

      CONCENTRATION OF CREDIT RISK

      The Company's customers are not concentrated in any specific geographic region, but are concentrated in office/industrial and retail property management for which revenue was 80% and 20%, 79% and 21%, and 80% and 20% of the Company's fee-based service revenue for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, respectively. Two customers account for 40%, 39% and 44% of the Company's fee-based service revenue for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, respectively. An affiliate of the Company provides investment advisory services to a significant percentage of the Company's customers. The investment advisor provides many services to these customers including the recommendation of property manager. The Company provides reserves on accounts receivables based upon the factors surrounding the credit risk of certain customers, historical trends or other information.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates.

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


      CASH FLOWS

      For purposes of the combined statements of cash flows, the Company considers highly liquid securities with a maturity of three months or less to be cash equivalents.

      REVENUE RECOGNITION

      Management fees are recognized in the period in which the services are performed. Transaction commissions are recorded as income at the time the related services are provided unless significant future contingencies exist. Construction and development management fees are generally recognized as billed, which approximates the percentage of completion method of accounting. Incentive fees are recorded in accordance with specific terms of each compensation agreement and are typically tied to performance that is measured at year end, the disposition of an asset, or at the conclusion of a given project.

      DEPRECIATION

      Depreciation and amortization are calculated for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets. Furniture and equipment are depreciated over five to ten years. Computer equipment and software are depreciated over three to five years. Leasehold improvements are amortized over the lease periods ranging from one to ten years. Depreciation expense for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995 was $771,979, $1,391,536 and $1,173,036, respectively.

      INCOME TAXES

      The Company's operations are reported in a combined federal income tax return filed by ELAS. The Company computes its federal income tax provision pursuant to a tax sharing agreement with ELAS. The agreement requires the Company's provision to be computed essentially on a separate return basis and provides for the apportionment of responsibility for taxes and tax-related matters. Management believes that settlements will not have a material effect on the results of the operations, financial position or liquidity of the Company. State and local income taxes are provided on a separate company basis.

      The Company utilizes an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. At June 10, 1997, December 31, 1996 and 1995, management had not recorded a valuation allowance on its deferred tax assets.

      POSTRETIREMENT BENEFITS

      The Company accrues the cost of postretirement benefits as such benefits are earned by eligible employees (see Note 4).

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


3.    INCOME TAXES

      The provisions for income tax expense are summarized as follows:

                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 10,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------
     Current:
       Federal . . . . . . . .  $ 1,554,341    $3,800,327    $4,865,318
       State and Local . . . .      518,608     1,267,138     1,772,850
                                -----------    ----------    ----------
                                  2,072,949     5,067,465     6,638,168

     Deferred Income Taxes . .     (941,980)       20,322    (1,049,320)
                                -----------    ----------    ----------

     Income Tax Provision. . .  $ 1,130,969    $5,087,787    $5,588,848
                                ===========    ==========    ==========


      Income tax expense for the periods differed from the amounts computed by applying the U.S. federal income tax rate of 35% to income before provision for income taxes as a result of the following:


                                               THE COMPASS COMPANIES
                                      Notes to Combined Financial Statements
                                For the period January 1, 1997 to June 10, 1997 and
                                    the years ended December 31, 1996 and 1995


                                                                                      Years Ended
                                                                                       December 31,
                                                 January 1, 1997 to    ----------------------------------------
                                                   June 10, 1997              1996                   1995
                                                -------------------    ------------------    ------------------
Computed "expected" tax expense. . . . . .      $  850,907    35.0%   $4,375,153   35.0 %   $4,387,158    35.0%
Increase (reduction) in income taxes
  resulting from
    State and local income taxes,
      net of federal income tax benefit. .         189,557     7.8%      823,640    6.5 %    1,152,352     9.2%
    Other, net . . . . . . . . . . . . . .          90,505     3.7%     (111,006)  (0.8)%       49,338     0.4%
                                                ----------    -----   ----------   ------   ----------    -----

                                                $1,130,969    46.5%   $5,087,787   40.7 %   $5,588,848    44.6%
                                                ==========    =====   ==========   ======   ==========    =====





                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995

4.    EMPLOYEE BENEFIT PLANS

      The Company and its subsidiaries participate in certain qualified and non-qualified benefit plans sponsored by ERE or the Company covering substantially all employees. These plans include 401(k)/Investment plans, a variable compensation plan, money purchase pension plan and a postretirement plan.

      401(k)/INVESTMENT PLANS

      The 401(k)/investment plan is a contributory plan, which covers all regular, full-time and part-time employees who have completed one year of continuous service or 1,000 hours. Employees may elect quarterly to contribute between 2% and 12% of their compensation. The Company matches contributions up to 2.5% of the employee's compensation, subject to certain limitations. The net cost under this plan was $163,132, $243,296 and $273,539 for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, respectively.

      VARIABLE COMPENSATION PLAN

      The Company participates in a variable compensation plan which is sponsored by ERE that provides for current and long-term payments to officers and employees based on stated percentages of the Company's formula earnings as defined in the Variable Compensation Plan. The cost under this plan was $2,540,581, $8,471,692 and $6,660,627 for the period January 1,
1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, respectively.

      MONEY PURCHASE PENSION PLAN

      The money purchase pension plan is a non-contributory plan that covers all regular, full-time and part-time employees who have reached age 21 and have completed one year of continuous service or 1,000 hours. The Company contributes 5% of an employee's compensation up to the Social Security Wage Base ("SSWB"). Once the employee's compensation exceeds the SSWB, the Company contributes 10% of an employee's compensation subject to certain limitations. When an employee reaches age 45, the Company contributes 10% of an employee's entire pay subject to certain limitations.

 Contributions are made annually based on an employee's earnings from date of eligibility. The net cost under this plan was $522,069, $726,085 and $773,753 for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, respectively.

      POSTRETIREMENT BENEFITS

      The Company participates in the "Equitable Real Estate Investment Management, Inc. Welfare Benefits Plan" to provide health and life insurance benefits for certain grandfathered employees. ERE's postretirement plan provides for a sharing of costs with retirees on a sliding scale with retirees that is based on each participant's years of service at retirement.

      The cost of postretirement benefits is recognized in accordance with the provisions of Statement of Financial Accounting Standards No. 106, "Employer's Accounting for Postretirement Benefits Other Than Pensions". The plan is administered by ERE and the Company funds their postretirement
benefit costs to ERE on a pay-as-you-go basis.   For the period January 1,
1997 to June 10, 1997 and for the years ended December 31, 1996 and 1995, the Company made estimated postretirement benefit payments of $13,000, $26,000 and $17,000, respectively.

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


5.    TRANSACTIONS WITH AFFILIATES

      The fee-based services from affiliated companies are comprised of amounts from all segments of ELAS's General Account. The ELAS Separate Accounts are not considered affiliated companies since the accounts are established for the benefit of third parties.

      During the periods presented, ERE provided the Company with marketing and information systems services. Corporate costs and charges for these services have been allocated to the Company using methods that are based on the direct effort and costs expended and are deemed appropriate for the nature of the expenses involved. The charge for these allocations was $320,443, $712,600 and $455,500 for the period January 1, 1997 to June 10,
1997 and the years ended December 31, 1996 and 1995, respectively. Management believes the allocations are reasonable, but may not be indicative of the costs that would have been incurred had the Company been operated as a separate company.

      During the periods presented, the Company operated under a shared services agreement with its affiliate, Equitable Realty Portfolio Management, Inc. ("ERPM"), under which the Company charged ERPM for utilizing certain of its employees' computer facilities and other operating expenses. These charges are allocated based on the salary of employees utilized for this service. For the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995, the Company charged ERPM $923,157, $1,916,273 and $1,695,587, respectively, for these services.
Management believes these allocations are reasonable, but are not necessarily indicative of incremental costs incurred to provide these services.

      The Company utilizes the Due to ERE account to pay to and receive funds from its parent, ERE, for items such as costs allocated to the Company by ERE and dividends paid to ERE. The payable averaged $9,873,008, $6,380,157 and $6,508,802 for the period January 1, 1997 to June 10, 1997 and for the years ended December 31, 1996 and 1995, respectively. The activity in this account is summarized as follows:



                               Period
                             January 1,            Years Ended
                              1997 to              December 31,
                              June 10,      ------------------------
                                1997           1996          1995
                            ------------    ----------    ----------

      Beginning balance. .  $ (6,146,398)   (6,613,915)   (6,403,689)
      Net cash transfers
        to ERE . . . . . .     5,228,372    18,609,136    18,041,037
      Reimbursement of
        costs, paid by
        ERE on the
        Company's
        behalf . . . . . .   (12,681,592)  (18,141,619)  (18,251,263)
                            ------------   -----------   -----------
      Ending balance . . .  $(13,599,618)   (6,146,398)   (6,613,915)
                            ============   ===========   ===========

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


6.    OPERATING LEASES

      The Company leases certain facilities, vehicles and equipment under varying lease arrangements. None of the agreements contain unusual renewal or purchase options. Leases for equipment, offices and vehicles having an initial or remaining noncancelable term in excess of one year as of June 10, 1997 require the following approximate minimum future rental payments:

                                      Minimum
            Year                       Rental
            ----                    -----------
            1997                    $ 1,598,000
            1998                      2,883,000
            1999                      1,573,000
            2000                      1,268,000
            2001                      1,024,000
            Thereafter                3,873,000
                                    -----------
              Total                 $12,219,000
                                    ===========

      Rental expense for the period January 1, 1997 to June 10, 1997 and the years ended December 31, 1996 and 1995 was $1,193,152, $4,021,570 and
$3,552,299, respectively. Included in these amounts was approximately $267,000, $560,439 and $635,411 for the respective periods paid to affiliated companies and other related parties.

7.    COMMITMENTS AND CONTINGENCIES

      The Company is respondent in a number of legal proceedings. The Company and its subsidiaries may also be subject to other claims and assessments. In the opinion of management, the outcome of the proceedings and other matters referred to above is not likely to have a material adverse effect on the results of operations or liquidity of the Company.

8.    SUBSEQUENT EVENTS

      On June 10, 1997, the Company and certain other affiliates were purchased from ELAS by a U.S. subsidiary of Lend Lease Corporation Limited ("Lend Lease"). Lend Lease combined the company and other affiliates with its existing US-based real estate investment management companies after June 10, 1997.

                           THE COMPASS COMPANIES
                  Notes to Combined Financial Statements
            For the period January 1, 1997 to June 10, 1997 and
                the years ended December 31, 1996 and 1995


      On October 1, 1998, LaSalle Partners Incorporated ("LaSalle") purchased the Company, and an affiliated U.S. retail property management business from Lend Lease. The acquisition of another affiliated business, Compass Management and Leasing (Australia) Pty Limited ("Compass Australia") is anticipated to occur in the near future, pending satisfaction of certain conditions, including licensing approvals. LaSalle paid $167.0 million in cash for the acquired companies and anticipates paying an additional $13.0 million for Compass Australia. The purchase of the companies also includes provisions for an earnout payment of up to $77.5 million over five years.

      The Yarmouth Group Property Management, Inc.
      --------------------------------------------

      1.    Report of Independent Accountants
      2. Consolidated Statements of Operations for the Six Months Ended June 30, 1997 and the Years Ended December 31, 1996 and 1995.
      3. Consolidated Statements of Cash Flows for the Six Months Ended June 30, 1997 and the Years Ended December 31, 1996 and 1995.
      4.    Notes to Consolidated Financial Statements.

                     REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholder and Board of Directors
The Yarmouth Group Property Management, Inc.

In our opinion, the accompanying consolidated statements of operations and cash flows present fairly, in all material respects, The Yarmouth Group Property Management, Inc. and subsidiary (the "Company") results of operations and its cash flows for the six-month period ended June 30, 1997 and the years ended December 31, 1996 and 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.








/s/ PricewaterhouseCoopers LLP
September 17, 1998
Atlanta, Georgia

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                   Consolidated Statements of Operations



                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 30,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------

Revenue

  Fee-based services . . . . .  $ 4,469,629     6,903,670     5,506,466
                                -----------    ----------    ----------

          Total revenue. . . .    4,469,629     6,903,670     5,506,466

Operating expenses
  Compensation and benefits. .    1,606,080     2,909,553     2,792,733
  Operating, administrative
    and other. . . . . . . . .    1,568,331     2,420,226     1,927,003
  Depreciation and
    amortization . . . . . . .      817,907     1,649,372     1,706,020
                                -----------    ----------    ----------

      Total operating
        expenses . . . . . . .    3,992,318     6,979,151     6,425,756
                                -----------    ----------    ----------

  Earnings (loss) before
    provision for income
    taxes. . . . . . . . . . .      477,311       (75,481)     (919,290)

   Provision for
    income taxes . . . . . . .      503,602       596,345       257,376
                                -----------    ----------    ----------

        Net loss . . . . . . .  $   (26,291)     (671,826)   (1,176,666)
                                ===========    ==========    ==========

























                The accompanying notes are an integral part of these consolidated financial statements.

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                   Consolidated Statements of Cash Flows



                                   Period
                                 January 1,           Years ended
                                  1997 to             December 31,
                                  June 30,      -----------------------
                                    1997          1996          1995
                                 ----------    ----------    ----------
Cash flow from operating
 activities
  Net loss . . . . . . . . . .  $   (26,291)     (671,826)   (1,176,666)
  Reconciliation of net
   loss to net cash
   provided by operating
   activities
    Depreciation and
      amortization . . . . . .      817,907     1,649,372     1,706,020
    Changes in assets and
     liabilities:
      Accounts receivable. . .     (599,199)     (282,905)      350,566
      Receivable from
        affiliate. . . . . . .     (198,971)     (703,643)      (72,003)
      Accounts payable . . . .       16,946        15,594         5,373
      Other accrued expenses .       (9,409)         (591)     (858,220)
                                -----------    ----------    ----------
        Net cash provided by
         (used in) operating
         activities. . . . . .          983         6,001       (44,930)
                                -----------    ----------    ----------
Cash flows from investing
 activities
  Net capital additions -
    property and equipment . .         (983)       (6,413)      (27,398)
                                -----------    ----------    ----------
         Net cash used in
          investing
          activities . . . . .         (983)       (6,413)      (27,398)
                                -----------    ----------    ----------

Cash flows from financing
 activities
  Payment of long term debt. .        --            --          (34,736)
                                -----------    ----------    ----------

         Net cash used in
          financing activities        --            --          (34,736)
                                -----------    ----------    ----------

Net increase (decrease) in
 cash and cash equivalents . .  $     --             (412)     (107,064)
Beginning cash and
 cash equivalents. . . . . . .        --              412       107,476
                                -----------    ----------    ----------

Ending cash and
  cash equivalents . . . . . .  $     --            --              412
                                ===========    ==========    ==========






                The accompanying notes are an integral part of these consolidated financial statements.

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                Notes to Consolidated Financial Statements
               For the Six-month Period Ended June 30, 1997
            and For the Years Ended December 31, 1996 and 1995


1.    ORGANIZATION AND BASIS OF PRESENTATION

      The Yarmouth Group Property Management, Inc. (the "Company') is a wholly owned subsidiary of Yarmouth Holdings Limited, which engages in the property management leasing and redevelopment/refurbishment of retail shopping centers. Since its acquisition by The Lend Lease Group in October
1993, the Company has employed a June 30 fiscal year end.   On June 10,
1997, The Lend Lease Group acquired Equitable Real Estate Investment Management, Inc. (EREIM) and its subsidiaries from The Equitable Life Assurance Society. Subsequently, the Company has been jointly operated with an EREIM subsidiary, Compass Retail, Inc. (now called ERE Yarmouth Retail, Inc.).

      As indicated in Note 5, certain expenses incurred by an affiliate of the Company are allocated to the Company. Although management believes that the allocations are reasonable, the financial results are not necessarily indicative of results had the Company operated as a separate stand-alone entity. Additionally, the results of operations for the six months ended June 30, 1997, are not necessarily indicative of the results for the full year or the future results of the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      PRINCIPLES OF CONSOLIDATION

      The consolidated financial statements include the accounts of the Company and its wholly-owned-and-controlled subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

      USE OF ESTIMATES

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

      FAIR VALUE OF FINANCIAL INSTRUMENTS

      The Company's financial instruments include cash and cash equivalents, receivables and accounts payable and accrued liabilities. The estimated fair value of these instruments approximates their carrying amounts due to their short maturity.

      CASH FLOWS

      For purposes of the consolidated statements of cash flows, the Company considers highly liquid securities with a maturity of three months or less to be cash equivalents. As a result of the Company's tax allocation policy with its parent, there was no cash paid for income taxes.

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                Notes to Consolidated Financial Statements
               For the Six-month Period Ended June 30, 1997
            and For the Years Ended December 31, 1996 and 1995



      REVENUE RECOGNITION

      Property management fees are recognized in the period in which the services are performed. Leasing revenues are recognized when earned, which is generally when the lessee of the transaction takes occupancy, or in accordance with the relevant client contract.

      DEPRECIATION

      Depreciation is determined for financial reporting purposes using the straight-line method based on the estimated useful lives of the assets. Furniture and equipment are depreciated over five to ten years. Computer equipment and software are depreciated over three to five years.

      Depreciation expense for the period ended January 1, 1997 to June 30, 1997 and the years ended December 31, 1996 and 1995 was $41,407, $96,372 and $153,020, respectively.

      ACQUISITION BY LEND LEASE (US) INC.

      Effective October 13, 1993, Lend Lease (US) Inc. acquired 100% of the outstanding common stock of the Company's parent, Yarmouth Holdings Limited. This acquisition also included the Company's principal affiliate, The Yarmouth Group, Inc. ("TYG"). Together with acquisition costs, the total consideration paid was $40.6 million. The acquisition has been accounted for as a purchase, and has been allocated to the fair value of the net assets acquired, summarized as follows (in millions).

                                          Company       TYG        Total
                                          -------     -------     -------

      Management contracts                $ 12.1      $  22.9     $  35.0
      Goodwill                               0.8          1.3         2.1
                                          ------      -------     -------
                                          $ 12.9      $  24.2        37.1
                                          ======      =======
      Other net assets                                                3.5
                                                                  -------
                                                                  $  40.6
                                                                  =======

      Management contracts are amortized on a straight-line basis over the period of expected benefit, which has been assessed as 8 years from the date of acquisition. Similarly, goodwill is amortized on a straight-line basis over a 20-year period.

      INCOME TAXES

      The Company is included in the consolidated federal and certain state income tax returns of its ultimate parent. The Company's provision is computed essentially on a separate return basis. State and local income taxes are provided on a separate company basis.

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                Notes to Consolidated Financial Statements
               For the Six-month Period Ended June 30, 1997
            and For the Years Ended December 31, 1996 and 1995


      Deferred income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are calculated using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

      CONCENTRATION OF CREDIT RISK

      The Company's customers are not concentrated in any specific geographic region, but are concentrated in office and retail property management for which revenues were 5% and 95%, 7% and 93%, and 7% and 93%, of the Company's fee based service revenue for the period January 1, 1997 to June 30, 1997, and the years ended December 31, 1996, and December 31, 1995, respectively. Two customers account for 71% of the Company's fee based service revenues for the period January 1, 1997 to June 30, 1997.
One customer accounts for 59% and 53% of the Company's fee based revenues at December 31, 1996 and 1995, respectively. An affiliate of the Company provides investment advisory services to a high percentage of the Company's customers. The investment advisor provides many services to these customers including the recommendation of property manager.

3.    INCOME TAXES

      The provision for income taxes is summarized as follows:


                          Period from            Years Ended
                        January 1, 1997          December 31,
                             to             --------------------
                         June 30, 1997        1996        1995
                        ---------------     --------    --------

      Current:
        Federal            $414,469         $490,797    $211,823
        State and local      89,133          105,548      45,553
                           --------         --------    --------
        Total              $503,602         $596,345    $257,376
                           ========         ========    ========

      Income tax expense for the periods differed from the amounts computed by applying the U.S. federal income tax rate of 35% to loss before provision for income taxes as a result of the following:



                                   THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                                    Notes to Consolidated Financial Statements
                                   For the Six-month Period Ended June 30, 1997
                                and For the Years Ended December 31, 1996 and 1995



                                                                                      Years Ended
                                                    Period from                       December 31,
                                                 January 1, 1997 to    ----------------------------------------
                                                   June 30, 1997              1996                   1995
                                                -------------------    ------------------    ------------------
Computed "expected" tax expense
  (benefit). . . . . . . . . . . . . . . .       $ 167,509    35.0%      (26,418) (35.0)%     (321,752) (35.0)%
Increase (reduction) in income taxes
  resulting from
    State and local income taxes . . . . .          31,197     6.5%       36,942    48.9%       15,944     1.7%
    Amortization of management
      contracts and goodwill . . . . . . .         271,775    56.9%      529,550   701.6%      529,550    57.6%
    Other, net . . . . . . . . . . . . . .          33,121     6.9%       56,271    74.5%       33,634     3.6%
                                                ----------    -----    ---------    -----    ---------    -----

                                                $  503,602   105.3%      596,345   860.0%      257,376    97.9%
                                                ==========   ======    =========   ======    =========    =====





               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                Notes to Consolidated Financial Statements
               For the Six-month Period Ended June 30, 1997
            and For the Years Ended December 31, 1996 and 1995



4.    EMPLOYEE BENEFIT PLANS

      The Company and its subsidiaries participate in various qualified and non-qualified profit sharing plans sponsored by Yarmouth Group Holdings Limited, covering certain employees of the Company. The 401(k)/Investment plan is a contributory plan which covers all salaried employees who have reached the age of 21 and have completed from thirty days to one year of service. Generally, employees may elect annually to contribute between 2% and 12% of their compensation. The Company is not required under the plan documents to match contributions of employees.

      Company discretionary contributions of approximately $2,800, $21,930, and $27,770 were made to the various profit sharing plans for the six months ended June 30, 1997, and for the years ended December 31, 1996 and 1995, respectively.

5.    TRANSACTIONS WITH AFFILIATES

      The Company has been allocated certain administrative costs and charges by its affiliate, The Yarmouth Group, Inc., using methods that are based on direct effect and pro-rata share of the items. These include rental and other office occupancy expenses, corporate management incentive compensation, and finance and human resource functions.

      The charge for these allocations was as follows:

      Six-month period ended June 30, 1997            $   706,043
      Year ended December 31, 1996                    $ 1,399,948
      Year ended December 31, 1995                    $ 1,083,765

      Management believes that the allocations are reasonable but they are not necessarily indicative of the costs that would have been incurred had the Company been operated as a separate company.

      The Company participated in the centralized treasury and cash management processes of The Yarmouth Group, Inc., with cash deposits transferred to and disbursements made by The Yarmouth Group, Inc. on behalf of the Company. These transactions are reflected in the receivable from related parties, which is non-interest bearing.

6.    COMMITMENTS AND CONTINGENCIES

      The Company is respondent in a number of legal proceedings. The Company and its subsidiaries may also be subject to other claims and assessments. In the opinion of management, the outcome of the proceedings and other matters referred to above is not likely to have a material adverse effect on the combined financial position, results of operations, or liquidity of the Company.

               THE YARMOUTH GROUP PROPERTY MANAGEMENT, INC.

                Notes to Consolidated Financial Statements
               For the Six-month Period Ended June 30, 1997
            and For the Years Ended December 31, 1996 and 1995



7.    SUBSEQUENT EVENTS

      As a result of change in ownership of managed properties on June 30, 1998, two significant property management agreements with the Company were terminated.

      On August 31, 1998, LaSalle Partners Incorporated ("LaSalle") and Lend Lease Corporation Limited announced that they had reached a definitive agreement for LaSalle to acquire the Company and certain other Lend Lease real estate services businesses. LaSalle has agreed to pay Lend Lease US$180 million at closing with provisions for an earnout payment of up to US$77.5 million over five years. The transaction is subject to certain conditions, including governmental and regulatory approvals and there can be no assurance it will be completed.

      Lend Lease Property Management (Australia) Pty Limited
      ------------------------------------------------------

      1.    Report of Independent Auditors
      2. Statements of Revenues and Direct Expenses Relating to the Office and Industrial Business of Compass Management and Leasing (Australia) Pty Limited for the Six Months Ended June 30, 1997 and the Years Ended December 31, 1996 and 1995.
      3. Notes to the Statements of Revenues and Direct Expenses Relating to the Office and Industrial Business of Compass Management and Leasing (Australia) Pty Limited.

                       INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
Lend Lease Property Management
  (Australia) Pty Limited:

We have audited the accompanying statements of revenue and direct expenses relating to the office and industrial business of Lend Lease Property Management (Australia) Pty Limited for the six-month period ended June 30, 1997 and for the years ended December 31, 1996 and 1995. The statements are the responsibility of the management of Lend Lease Property Management (Australia) Pty Limited. Our responsibility is to express an opinion on the financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in Australia, the Company's local standards, that are substantially equivalent to auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The office and industrial business of Lend Lease Property Management (Australia) Pty Limited has been operated as an integral part of Lend Lease Property Management (Australia) Pty Limited and has no separate legal existence. The basis of preparation of the statement is described in note 1.

In our opinion, the financial statements referred to above present fairly, in all material respects, the revenue and direct expenses relating to the office and industrial business of Lend Lease Property Management (Australia) Pty Limited for the six-month period ended June 30, 1997 and for the years ended December 31, 1996 and 1995 on the basis described in the preceding paragraph and in conformity with generally accepted accounting principles in Australia.




                                    /s/   KPMG



Sydney New South Wales, Australia
September 18, 1998

          LEND LEASE PROPERTY MANAGEMENT (AUSTRALIA) PTY LIMITED

                 Statements of Revenue and Direct Expenses
       Relating to the Office and Industrial Business of Lend Lease
                Property Management (Australia) Pty Limited

               For the Six-Month Period ended June 30, 1997
            and for the Years ended December 31, 1996 and 1995




                               Six Months
                                 ended       Year ended      Year ended
                                June 30,     December 31,    December 31,
                                 1997            1996            1995
                              -----------    ------------    ------------
                                            (US$ thousands)

Revenue:
  Property management
    fees . . . . . . . . .        $ 1,305           3,254           3,148
  Leasing fees . . . . . .            395           1,159           1,974
  Development fees . . . .            328               9             762
  Other. . . . . . . . . .              7           1,771           2,732
                                  -------         -------         -------
      Total revenue. . . .          2,035           6,193           8,616

Direct expenses:
  Employee costs . . . . .            868           2,092           1,433
  Other direct costs . . .            400           2,192           3,978
                                  -------         -------         -------
      Total expenses . . .          1,268           4,284           5,411
                                  -------         -------         -------

      Revenue net of
        direct expenses. .        $   767           1,909           3,205
                                  =======         =======         =======






























              See accompanying notes to financial statements.

          LEND LEASE PROPERTY MANAGEMENT (AUSTRALIA) PTY LIMITED

          Notes to the Statements of Revenue and Direct Expenses
       Relating to the Office and Industrial Business of Lend Lease
                Property Management (Australia) Pty Limited

               For the Six-Month Period ended June 30, 1997
            and for the Years ended December 31, 1996 and 1995


(1)   BASIS OF PREPARATION

      The accompanying financial statements reflect the revenue and direct expenses of the office and industrial business of Lend Lease Property Management (Australia) Pty Limited ("LLPMA"). The accompanying financial statements were prepared in anticipation of the sale of the office and industrial business of LLPMA (note 5).

      For the six-month period ended June 30, 1997 and for the years ended December 31, 1996 and 1995, the office and industrial business operated as an integral part of LLPMA. This business was not accounted for separately from the other business activities of LLPMA during this period and as a result it is not feasible to present full financial statements for the office and industrial business on a stand-alone basis. Accordingly, the accompanying financial statements reflect the revenue and direct expenses relating to the office and industrial business only.

      The accompanying financial statements are prepared in conformity with accounting principles generally accepted in Australia. There are no material differences between these principles and accounting principles generally accepted in the United States as it relates to these financial statements.

      The accompanying financial statements are not intended to present all the operations of LLPMA. Additionally, they do not purport to reflect all the revenue and expenses of the office and industrial business on a stand-alone basis, nor do they purport to be indicative of future revenue and expenses of the office and industrial business.

(2)   REVENUE

      Revenue represents fees for services provided in respect of office and industrial properties, which form a part of the LLPMA's business.

      Development fees relate to development management and coordination services provided to property owners for capital projects. Other revenue includes revenue from parking facility management which was discontinued by LLPMA during 1996.

      For the period from January 1, 1995 to June 30, 1996, property management fees were calculated at 2.85% of gross property revenue. Additionally, certain direct employee costs (salaries and on-site costs) were recoverable from clients at cost. Effective July 1, 1996, the property management fee calculation reduced to 1.5% of gross property revenue and the level of direct employee costs recoverable from clients increased.

          LEND LEASE PROPERTY MANAGEMENT (AUSTRALIA) PTY LIMITED

          Notes to the Statements of Revenue and Direct Expenses
       Relating to the Office and Industrial Business of Lend Lease
                Property Management (Australia) Pty Limited

               For the Six-Month Period ended June 30, 1997
            and for the Years ended December 31, 1996 and 1995


      Employee costs that are directly recoverable from clients are excluded from the above revenue and direct expenses. Total costs recovered in respect of these employees are as follows:


                             Six Months
                                ended       Year ended     Year ended
                              June 30,     December 31,   December 31,
                                1997           1996           1995
                             ----------    ------------   ------------
                                          (US$ thousands)
      Employee costs directly
        recoverable from
        clients                $1,520          2,190          1,439
                               ======         ======         =======

      During the period, one client generated more than 10% of total revenue. Total revenue generated by this client during the periods were as follows:

                             Six Months
                                ended       Year ended     Year ended
                              June 30,     December 31,   December 31,
                                1997           1996           1995
                             ----------    ------------   ------------
                                          (US$ thousands)
      Revenue from
        largest client         $1,591          2,925          4,566
                               ======         ======         ======
      Percentage of
        total revenue            78%            47%            53%
                                 ===            ===            ===

(3)   DIRECT EXPENSES

      Direct expenses represent those expenses that are directly attributable to the generation of revenue. Employee costs that are recovered directly from clients are excluded (see note 2 above).

(4)   FOREIGN CURRENCY TRANSLATION

      The activities of the Compass business are transacted in the local currency, the Australian dollar. Revenue and expenses have been translated into U.S. dollars using the average exchange rate for the respective period.

(5)   SUBSEQUENT EVENT

      On August 31, 1998, LaSalle Partners Incorporated ("LaSalle") and Lend Lease Corporation Limited, announced that they reached a definitive agreement for LaSalle to acquire the office and industrial business of LLPMA along with other businesses owned by Lend Lease Corporation Limited. LaSalle has agreed to pay Lend Lease $180 million at closing with provisions for an earnout payment of up to $77.5 million over five years. Closing of the sale of the office and industrial business is subject to certain conditions, including governmental and regulatory approvals.

  (b) Pro Forma Financial Information

      The following pro forma financial information gives effect to the acquisition of Compass as submitted herewith:

      1. Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 and notes thereto.
      2. Unaudited Pro Forma Combined Statement of Earnings for the Six Months Ended June 30, 1998 and notes thereto.
      3. Unaudited Pro Forma Combined Statement of Earnings for the Year Ended December 31, 1997 and notes thereto.

      The Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998 combines the historical unaudited consolidated financial statement of LaSalle and the historical unaudited combined financial statements of Compass as if the acquisition of Compass had occurred on that date giving effect to the pro forma adjustments described in the accompanying notes.

      Also presented are the Unaudited Pro Forma Combined Statements of Earnings for the six months ended June 30, 1998 and the year ended December 31, 1997, giving effect to the acquisition of Compass as if it had been consummated on January 1, 1997. The pro forma information is based on the historical audited, unaudited as indicated elsewhere herein, consolidated and combined financial statements of LaSalle and Compass, giving effect to the acquisition of Compass based on the assumptions and adjustments set forth in the accompanying notes.

      The pro forma adjustments are based upon available information and certain assumptions that LaSalle believes are reasonable under the circumstances. The pro forma consolidated financial statements are not necessarily indicative of what the actual financial position and results of operations would have been as of June 30, 1998 and for the six months ended June 30, 1998 and the year ended December 31, 1997 had LaSalle completed the acquisition of Compass as of the dates indicated nor does it purport to represent the future financial position or results of operations of LaSalle.


                                                  LaSalle/Compass
                                         Pro Forma Combined Balance Sheet
                                                   June 30, 1998
                                                    (Unaudited)
                                                 ($ in thousands)


                                                                            Compass
                                                  Historical     ----------------------------      Pro Forma
                                                   LaSalle        Historical      Acquisition      LaSalle/
                                                     (1)         Combined (1)     Adjustments      Compass
                                                 ------------    ------------     -----------     -----------

ASSETS

Current assets:
   Cash and cash equivalents . . . . . . . . .     $   11,684             816          866 (2)         13,366
   Trade receivables, net. . . . . . . . . . .         72,516          20,461         --               92,977
   Due from affiliate. . . . . . . . . . . . .          --                798         (798)(2)          --
   Other receivables . . . . . . . . . . . . .          7,732           --            --                7,732
   Prepaid expenses. . . . . . . . . . . . . .          1,422             774         --                2,196
   Other assets. . . . . . . . . . . . . . . .          --              --             948 (3)            948
   Deferred tax benefit. . . . . . . . . . . .          5,104           --           3,488 (3)          8,592
                                                   ----------      ----------     --------         ----------
      Total current assets . . . . . . . . . .         98,458          22,849        4,504            125,811
Property and equipment, at cost,
   less accumulated depreciation . . . . . . .         19,631           3,534         --               23,165
Goodwill and intangibles resulting from
   business acquisitions, net of
   amortization. . . . . . . . . . . . . . . .         53,959         126,348     (126,348)(3)        230,580
                                                                                   176,621 (3)
Investment in the Compass Businesses . . . . .          --              --        (184,075)(3)          --
                                                                                   184,075 (4)
Investments in real estate ventures. . . . . .         41,578           --            --               41,578
Long-term receivables, net . . . . . . . . . .          6,826           --            --                6,826
Deferred income taxes. . . . . . . . . . . . .          --              4,316       (4,316)(3)          --
Other assets, net. . . . . . . . . . . . . . .          2,059           4,033       (3,659)(3)          2,433
                                                   ----------      ----------     --------         ----------
        Total Assets . . . . . . . . . . . . .     $  222,511         161,080       46,802            430,393
                                                   ==========      ==========     ========         ==========





                                                  LaSalle Compass
                                   Pro Forma Combined Balance Sheet - Continued
                                                   June 30, 1998
                                                    (Unaudited)
                                                 ($ in thousands)



                                                                            Compass
                                                  Historical     ----------------------------      Pro Forma
                                                   LaSalle        Historical      Acquisition      LaSalle/
                                                     (1)         Combined (1)     Adjustments      Compass
                                                 ------------    ------------     -----------     -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable and accrued
      liabilities. . . . . . . . . . . . . . .    $    27,659           7,095        2,806 (3)         41,635
                                                                                     4,075 (4)
   Accrued compensation. . . . . . . . . . . .         23,638           3,924        5,334 (3)         32,896
   Due to parent . . . . . . . . . . . . . . .          --              4,737       (4,737)(2)          --
   Other liabilities . . . . . . . . . . . . .          8,383           3,898          750 (3)         13,031
   Current maturities of
     long-term debt. . . . . . . . . . . . . .          --            102,000     (102,000)(2)          --
                                                   ----------      ----------    ---------         ----------
      Total current liabilities. . . . . . . .         59,680         121,654      (93,772)            87,562

Long-term credit facility. . . . . . . . . . .          9,776           --         180,000 (4)        189,776
Other long-term liabilities. . . . . . . . . .          1,088           --            --                1,088
                                                   ----------      ----------    ---------         ----------
        Total Liabilities. . . . . . . . . . .         70,544         121,654       86,228            278,426

STOCKHOLDERS' EQUITY
Common stock, $.01 par value,
  100,000,000 shares authorized;
  16,229,815 issued and outstanding. . . . . .            162               3           (3)(3)            162
Additional paid-in capital . . . . . . . . . .        122,680          46,808      106,805 (2)        122,680
                                                                                  (153,613)(3)          --
Retained earnings. . . . . . . . . . . . . . .         28,197          (7,385)       7,385 (3)         28,197
Accumulated other comprehensive income . . . .            928           --            --                  928
                                                   ----------      ----------    ---------         ----------
        Total Stockholders' Equity . . . . . .        151,967          39,426      (39,426)           151,967
                                                   ----------      ----------    ---------         ----------
        Total Liabilities and
          Stockholders' Equity . . . . . . . .     $  222,511         161,080       46,802            430,393
                                                   ==========      ==========    =========         ==========


                                  See Notes to Unaudited Pro Forma Financial Data

                              LaSalle/Compass
            Notes to Unaudited Pro Forma Combined Balance Sheet
                               June 30, 1998



(1) The "Historical" columns represent the unaudited consolidated balance sheet of LaSalle as of June 30, 1998 and the combined unaudited balance sheet of Compass as of June 30, 1998.

(2) These adjustments give effect to the distribution of certain related party assets and liabilities of Compass to Lend Lease and the repayment of intercompany debt which was made in connection with the acquisition of Compass by LaSalle. Pursuant to the terms of the purchase agreement Compass will have $8.0 million in working capital, as defined in the agreement, at closing.

(3) These adjustments give effect to the allocation of the purchase price of $184.1 million to identifiable assets and liabilities at their estimated fair values. The excess purchase price of $176.6 million was allocated to management contracts ($35.3 million) and goodwill ($141.3 million), which are being amortized on a straight-line basis over 8 years and 40 years, respectively, based on an estimate of their useful lives. The estimate of useful lives was based on the nature and terms of management contracts acquired, Compass' existing client relationships, operating history and market presence, and LaSalle's operating experience within the industry. Due to the nature and expected recovery of assets and settlement of liabilities, historical stated value approximates fair value. Estimated current obligations of $8.9 million resulting from the acquisition have been recorded as liabilities and additional goodwill and intangible assets.

(4) These adjustments represent the total consideration paid by LaSalle for Compass of $184.1 million, including transaction related costs of $4.1 million, which was funded primarily from proceeds from LaSalle's long-term credit facility, which has a one year term with options to extend up to one year and bears interest at LIBOR + .875%.

                                                  LaSalle/Compass
                                     Pro Forma Combined Statement of Earnings
                                          Six Months Ended June 30, 1998
                                                    (Unaudited)
                                        ($ in thousands, except share data)

                                                                            Compass
                                                  Historical     ----------------------------      Pro Forma
                                                   LaSalle        Historical      Acquisition      LaSalle/
                                                     (1)         Combined (1)     Adjustments      Compass
                                                 ------------    ------------     -----------     -----------
Revenue:
   Fee-based services. . . . . . . . . . . . .     $  122,456          40,053         --              162,509
   Equity in earnings from
     unconsolidated ventures . . . . . . . . .          1,874           --            --                1,874
   Other income. . . . . . . . . . . . . . . .            947             523         --                1,470
                                                   ----------      ----------     --------         ----------
      Total revenue. . . . . . . . . . . . . .        125,277          40,576         --              165,853

Operating Expenses:
   Compensation and benefits . . . . . . . . .         79,036          23,265         --              102,301
   Operating, administrative and other . . . .         33,792          12,311                          46,103
   Depreciation and amortization . . . . . . .          5,578           8,287       (7,258)(2)         10,579
                                                                                     3,972 (3)
                                                   ----------      ----------     --------         ----------
      Total operating expenses . . . . . . . .        118,406          43,863       (3,286)           158,983
                                                   ----------      ----------     --------         ----------
      Operating income (loss). . . . . . . . .          6,871          (3,287)       3,286              6,870

Interest expense . . . . . . . . . . . . . . .            579           3,825       (3,825)(4)          6,655
                                                                                     6,076 (5)
                                                   ----------      ----------     --------         ----------
      Earnings (loss) before provision
        (benefit) for income taxes . . . . . .          6,292          (7,112)       1,035                215

Net provision (benefit) for income taxes . . .          2,422          (2,373)          35 (6)             84
                                                   ----------      ----------     --------         ----------
      Net earnings (loss). . . . . . . . . . .     $    3,870          (4,739)       1,000                131
                                                   ==========      ==========     ========         ==========





                                                  LaSalle/Compass
                               Pro Forma Combined Statement of Earnings - Continued
                                          Six Months Ended June 30, 1998
                                                    (Unaudited)
                                        ($ in thousands, except share data)


                                                                            Compass
                                                  Historical     ----------------------------      Pro Forma
                                                   LaSalle        Historical      Acquisition      LaSalle/
                                                     (1)         Combined (1)     Adjustments      Compass
                                                 ------------    ------------     -----------     -----------

Basic earnings per common share. . . . . . . .     $     0.24                                            0.01
                                                   ==========                                      ==========

Weighted average shares outstanding. . . . . .     16,200,000                                      16,200,000
                                                   ==========                                      ==========

Diluted earnings per common share. . . . . . .     $     0.24                                            0.01
                                                   ==========                                      ==========

                                                                                                       (7)
Diluted weighted average shares outstanding. .     16,374,883                                      16,380,565
                                                   ==========                                      ==========























                                 See Notes to Unaudited Pro Forma Financial Data.

                              LaSalle/Compass
        Notes to Unaudited Pro Forma Combined Statement of Earnings
                  For the Six Months Ended June 30, 1998



(1) The "Historical" columns represent the unaudited consolidated statement of earnings of LaSalle for the six months ended June 30, 1998 and the combined unaudited statement of earnings of Compass for the six months ended June 30, 1998.

(2) The adjustment gives effect to the reversal of Compass' historical amortization expense related to goodwill and other intangible assets (i.e., management contracts).

(3) The adjustment gives effect to the amortization of intangibles and goodwill associated with the acquisition of Compass by LaSalle, on a straight-line basis over the expected useful lives of 8 years and 40 years, respectively.

(4) The adjustment gives effect to the elimination of interest expense related to Compass' $102.0 million note payable to its parent which was repaid in connection with the acquisition.

(5) The adjustment gives effect to borrowings on LaSalle's long-term credit facility used to fund the acquisition of Compass, which has a one year term with options to extend up to one year and bears interest at a rate of LIBOR + .875%.

(6) The adjustment gives effect to the provision (benefit) for income taxes as though LaSalle and Compass were taxable entities as of January 1, 1997 at an estimated effective tax rate of 39.2%.

(7) Diluted weighted average shares outstanding give effect to options of LaSalle's Common Stock issued in connection with the acquisition of Compass.

                                                  LaSalle/Compass
                                Unaudited Pro Forma Combined Statement of Earnings
                                           Year Ended December 31, 1997
                                      ($ in the thousands, except share data)

                                                  Compass Acquisition
                            ------------------------------------------------------------
                                       Historical Results
                            ---------------------------------------   Combin-     Pro       Acquisi-
                  Pro Forma   CML/                         Combined    ation     Forma       tion      Pro Forma
                  LaSalle    Retail    Yarmouth  Austra-   Compass    Adjust-   Combined    Adjust-    LaSalle/
                    (1)       (2)        (3)     lia (4)     (5)       ments      (6)        ments     Compass
                 --------   -------   --------  --------   --------  --------  --------    --------    --------
Revenue:
 Fee-based
  services . . . .$227,762   28,770      4,470     2,028     48,588     --       83,856       --        311,618
 Equity in
  earnings
  from uncon-
  solidated
  ventures . . . .  3,311     --         --       --          --        --        --          --          3,311
 Other income. . .  1,911       172      --            7        769     --          948       --          2,859
                 --------  --------   --------  --------   --------  --------  --------    --------    --------
 Total revenue . .232,984    28,942      4,470     2,035     49,357     --       84,804       --        317,788

Operating
 Expenses:
  Compensation
   and benefits. .127,210    17,113      1,606       868     26,466     --       46,053       --        173,263
  Operating,
   administrative                                                        (7)
   and other . . . 61,367     8,626      1,568       400     11,548     1,109    23,251       --         84,618
   Depreciation
    and amortiza-                                                                             (8)
    tion . . . . .  9,756       772        818     --         9,182     --       10,772      (9,094)     19,378
                                                                                              (9)
                    --        --         --        --         --        --        --          7,944       --
                 --------  --------   --------  --------   --------  --------  --------    --------    --------
   Total operating
    expenses . . .198,333    26,511      3,992     1,268     47,196     1,109    80,076      (1,150)    277,259
                 --------  --------   --------  --------   --------  --------  --------    --------    --------
    Operating
     income. . . . 34,651     2,431        478       767      2,161    (1,109)    4,728       1,150      40,529
Interest                                                                                      (10)
 expense . . . . .  1,000     --         --        --         3,825               3,825      (3,825)     13,100
                                                                                              (11)
                                                                                             12,100
                 --------  --------   --------  --------   --------  --------  --------    --------    --------




                                                  LaSalle/Compass
                          Unaudited Pro Forma Combined Statement of Earnings (Continued)
                                           Year Ended December 31, 1997
                                        ($ in thousands, except share data)

                                                  Compass Acquisition
                            ------------------------------------------------------------
                                       Historical Results
                            ---------------------------------------   Combin-     Pro       Acquisi-
                  Pro Forma   CML/                         Combined    ation     Forma       tion      Pro Forma
                  LaSalle    Retail    Yarmouth  Austra-   Compass    Adjust-   Combined    Adjust-    LaSalle/
                    (1)       (2)        (3)     lia (4)     (5)       ments      (6)        ments     Compass
                 --------   -------   --------  --------   --------  --------  --------    --------    --------
   Earnings
    (loss)
    before
    provision
    (benefit)
    for income
    taxes. . . . . 33,651     2,431        478       767     (1,664)   (1,109)      903      (7,125)     27,429

Net provision
 (benefit) for
 income taxes. . . 12,956     1,131        504     --            54     --        1,689      (3,885)     10,760
                 --------  --------   --------  --------   --------  --------  --------    --------    --------
   Net earnings
    (loss) . . . .$ 20,695    1,300        (26)      767     (1,718)   (1,109)     (786)     (3,240)     16,669
                 ========  ========   ========  ========   ========  ========  ========    ========    ========
Basic earnings
 per common share.$   1.28                                                                                 1.03
                 ========                                                                              ========
Weighted
 average
 shares
 outstanding . . .16,200,000                                                                          16,200,000
               ==========                                                                             ==========

Diluted
 earnings
 per common
 share . . . . . .$     1.27                                                                               1.02
               ==========                                                                              ========
Diluted
 weighted
 average
 shares out-
 standing. . . . .16,329,555                                                                          16,337,102
               ==========                                                                             ==========

                                 See Notes to Unaudited Pro Forma Financial Data.

                              LaSalle/Compass
        Notes to Unaudited Pro Forma Combined Statement of Earnings
                   For the Year Ended December 31, 1997



(1) Pro forma results give effect to (i) the merger of Galbreath with LaSalle on April 22, 1997, as adjusted for the tenant representation and investment banking units which were not acquired, as if such merger had occurred on January 1, 1997, (ii) the provision for income taxes as though LaSalle and Galbreath were taxable entities as of January 1, 1997 with an effective tax rate of 38.5%, and (iii) estimated incremental general and administrative costs associated with operations as a public company and the repayment of LaSalle's long-term debt out of the proceeds of the initial public offering as if the offering had occurred on January 1, 1997. See the pro forma financial information provided with respect to LaSalle included elsewhere herein.

(2) Represents results of operations of CML and Retail from January 1, 1997 through June 10, 1997. As a result of the acquisition of CML and Retail by Lend Lease on June 10, 1997, all entities comprising Compass were under common control, and therefore, the results of operations from June 11, 1997 through December 31, 1997 are included in the Historical Combined Compass column.

(3) Represents results of operations of Yarmouth from January 1, 1997 through June 30, 1997. As a result of the CML and Retail acquisition by Lend Lease on June 10, 1997, all entities comprising Compass were under common control, and therefore, the results of operations of Yarmouth from July 1, 1997 through December 31, 1997 are included in the Historical Combined Compass column.

(4) Represents carve-out statements of revenues and direct expenses of Compass Australia from January 1, 1997 through June 30, 1997. As a result of the CML and Retail acquisition by Lend Lease on June 10, 1997, all entities comprising Compass were under common control, and therefore, the results of operations from July 1, 1997 through December 31, 1997 are included in the Historical Combined Compass column.

(5) Represents results of operations of Historical Combined Compass from June 11, 1997 (date at which all entities were under common control) through December 31, 1997 for CML and Retail and from July 1, 1997 through December 31, 1997 for Yarmouth and Compass Australia.

(6) Represents the results for Compass Management and Leasing, Inc., the Yarmouth Property Management Group, Inc. and the Australian property management businesses of Lend Lease on a pro forma basis for the year ended December 31, 1997.

(7) The adjustment gives effect to the estimated allocation of the Compass Australia indirect overhead expenses for the six months ended June 30, 1997 which were not included in the statement of revenues and direct expenses of Compass Australia for the six months then ended. The Combined Compass financial statements for the six months ended December 31, 1997 include the estimated allocation of indirect overhead expenses to Compass Australia.

(8) The adjustment gives effect to the reversal of Compass' historical amortization expense related to goodwill and other intangible assets (i.e., management contracts).

(9) The adjustment gives effect to the amortization of intangibles and goodwill associated with the acquisition of Compass by LaSalle, on a straight-line basis over the expected useful lives of 8 years and 40 years, respectively.

(10) The adjustment gives effect to the elimination of interest expense related to Compass' $102.0 million note payable to its parent which was repaid in connection with the acquisition.

(11) The adjustment gives effect to borrowings on LaSalle's long-term credit facility which has a one year term with options to extend up to one year and bears interest at a rate of LIBOR + .875% used to fund the acquisition of Compass.

(12) The adjustment gives effect to the provision for income taxes as though LaSalle and Compass were taxable entities as of January 1, 1997 at an estimated tax rate of 39.2%.

(13) Diluted weighted average shares outstanding give effect to options of LaSalle's Common Stock issued in connection with the acquisition of Compass.

 (c)  Exhibits

      A list of exhibits is set forth on the Exhibit Index which immediately precedes the exhibits and which is incorporated by reference herein.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    LASALLE PARTNERS INCORPORATED


Date:  October 15, 1998       By:   /s/ WILLIAM E. SULLIVAN
                                    ------------------------------
                                    William E. Sullivan
                                    Executive Vice President and
                                    Chief Financial Officer

                               EXHIBIT INDEX
                               -------------


Exhibit
Number                  Description
-------                 -----------

2(a)              Purchase Agreement by and among LaSalle Partners
Incorporated and Lend Lease Corporation Limited, and the subsidiaries of Lend Lease Corporation Limited named herein dated August 31, 1998.

23.1              Consent of KPMG Peat Marwick LLP

23.2              Consent of KPMG

23.3              Consent of PricewaterhouseCoopers LLP

99                Press release dated October 1, 1998 issued by LaSalle
Partners Incorporated